EXHIBIT 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-124190, 333-161908, 333-167031, 333-179476, and 333-195673) of Akorn, Inc. of our reports dated March 31, 2014 and April 26, 2013 relating to the consolidated financial statements of VPI Holdings Corp. which appear in this Form 8-K/A.

/s/ BDO USA, LLP
Atlanta, Georgia
October 24, 2014